EXHIBIT 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form F3 (No. 333-184023) of Seadrill Partners LLC of our report dated April 30, 2014 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.
/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Uxbridge, United Kingdom
April 30, 2014